Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement on Form S-8 of Sionix Corporation of our report dated November 26, 2003 on our audits of the financial statements of Sionix Corporation as of September 30, 2003 and 2002, and the results of its operations and cash flows for the two years then ended.



/S/ Kabani & Company, Inc.
-----------------------------
Kabani & Company, Inc.
Fountain Valley, California

April 15, 2004